Exhibit 5.2

[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

August 6, 2012	Client: 87007-01466

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Re:	Standard Pacific Corp.

Registration Statement on Form S-3 (File No. 333-182942)

1 1/4% Convertible Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Standard Pacific Corp., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-182942 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, and the prospectus supplement, dated July 31, 2012, filed with the Commission on August 2, 2012 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $253,000,000 aggregate principal amount of the Company’s 1 1/4% Convertible Senior Notes due 2032 (the “Notes”), the guarantees of the Company’s payment obligations under the Notes (the “Guarantees”) by the Guarantors, and shares of the Company’s common stock, $0.01 par value per share, issuable upon conversion of the Notes (the “Shares”).

The Notes have been issued pursuant to the Indenture dated as of April 1, 1999 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by the Eighteenth Supplemental Indenture, dated August 6, 2012, relating to the Notes and the Guarantees, among the Company, the Guarantors and the Trustee (the “Eighteenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and are guaranteed pursuant to the terms of the Indenture.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the Notes and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the

Standard Pacific Corp.

August 6, 2012

Guarantors identified on Annex A as “Florida Guarantors” is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Indenture and the Notes to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary partnership action and do not violate any law or regulation applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Guarantees are legal, valid and binding obligations of the Guarantors, enforceable against such Guarantors in accordance with their respective terms.

3. The Shares initially issuable upon conversion of the Notes pursuant to the conversion ratio set forth in the Indenture, and when issued upon such conversion in accordance with the terms of the Indenture, will be legally issued, fully paid and nonassessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of New York and California, and, to the extent relevant for our opinions herein, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We have assumed that any limited liability company agreement of any Guarantor that is a Delaware limited liability company is binding and enforceable against each member and manager, in accordance with its terms; to the extent our opinions set forth in paragraph 2 is dependent on the interpretation of any such agreement, it is based on the plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the States of New York and California, the Delaware General Corporation Law and Delaware Limited Liability Company Act, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Standard Pacific Corp.

August 6, 2012

B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

California Guarantors

Lagoon Valley Residential, LLC, a California limited liability company

Delaware Guarantors

HSP Arizona, Inc., a Delaware corporation

HWB Investments, Inc., a Delaware corporation

Standard Pacific 1, Inc., a Delaware corporation

Standard Pacific of Arizona, Inc., a Delaware corporation

Standard Pacific of Colorado, Inc., a Delaware corporation

Standard Pacific of Florida GP, Inc., a Delaware corporation

Standard Pacific of Las Vegas, Inc., a Delaware corporation

Standard Pacific of Orange County, Inc., a Delaware corporation

Standard Pacific of South Florida GP, Inc., a Delaware corporation

Standard Pacific of Tampa GP, Inc., a Delaware corporation

Standard Pacific of Texas, Inc., a Delaware corporation

Standard Pacific of the Carolinas, LLC, a Delaware limited liability company

Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company

Standard Pacific of Walnut Hills, Inc., a Delaware corporation

Westfield Homes USA, Inc., a Delaware corporation

Florida Guarantors

Standard Pacific of South Florida, general partnership, a Florida general partnership

Standard Pacific of Tampa, general partnership, a Florida general partnership